EX-99.906CERT

CERTIFICATIONS

Michael R. West, Chief Executive Officer, and Theresa M. Bridge, Chief Financial Officer, of BPV Family of Funds (the “Registrant”) each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2016 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

BPV Family of Funds	BPV Family of Funds

/s/ Michael R. West	/s/ Theresa M. Bridge
Michael R. West, President and Secretary	Theresa M. Bridge, Treasurer and Principal Financial Officer

Date: June 8, 2016	Date: June 8, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BPV Family of Funds and will be retained by BPV Family of Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.